EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Nektar Therapeutics 2000 Non-Officer Equity Incentive Plan of our report dated January 18, 2002, with respect to the consolidated financial statements of Nektar Therapeutics (formerly Inhale Therapeutic Systems, Inc.) included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Palo Alto, California

February 3, 2003